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                                                                     Exhibit 5.1


[NORFOLK SOUTHERN CORPORATION LOGO]
Norfolk Southern Corporation                                James A. Squires
Law Department                                              Vice President - Law
Three Commercial Place
Norfolk, Virginia 23510-9241
          __

Writer's Direct Dial Number

(757) 629-2845
(757) 823-5764 (FAX)
E-mail: jim.squires@nscorp.com



                                                  May 21, 2004



Norfolk Southern Railway Company
Three Commerce Place
Norfolk, Virginia  23510-2191

PRR Newco, Inc.
Three Commerce Place
Norfolk, Virginia  23510-2191


            Re: Norfolk Southern Railway Company; PRR Newco, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

            I am Vice President-Law of Norfolk Southern Corporation, a Virginia corporation ("Norfolk Southern"), and have acted as counsel to Norfolk Southern Railway Company, a Virginia corporation and a wholly-owned subsidiary of Norfolk Southern ("NSR"), and PRR Newco, Inc., a Virginia corporation and a wholly-owned subsidiary of NSR ("PRR Newco"), in connection with (A) the offer to exchange (the "Exchange Offer") (i) a new series of debt securities (the "NSR 9-3/4% Notes") to be issued by PRR Newco and fully and unconditionally guaranteed by NSR under the Base Indenture and the First Supplemental Indenture (together, the "PRR Newco Indenture") to be entered into by and among PRR Newco, NSR and The Bank of New York, as trustee (the "Trustee"), for 58% of the outstanding principal amount of 9-3/4% Debentures due June 15, 2020 of Consolidated Rail Corporation ("Conrail") (the "Outstanding 9-3/4% Debentures") and (ii) a new series of debt securities (together with the NSR 9-3/4% Notes, the "NSR Notes") to be issued by PRR Newco and fully and unconditionally guaranteed by NSR under the PRR Newco Indenture for 58% of the outstanding principal amount of 7-7/8% Debentures due May 15, 2043 of Conrail (together with the Outstanding 9-3/4% Debentures, the "Debentures"), (B) the solicitation of consents of the holders of outstanding Debentures to certain amendments to the Indenture, dated as of May 1, 1990, as supplemented and amended, between Conrail and JP Morgan Chase Bank, as trustee, pursuant to which the Debentures were issued, and (C) the other transactions contemplated by the Distribution Agreement to be entered into by and among Norfolk Southern, NSR, CSX Corporation, Conrail and the other entities party thereto (the "Distribution Agreement").
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            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act by NSR and PRR Newco (the "NSR Registration Statement"); (ii) the form of PRR Newco Indenture;
(iii) the Form T-1 of the Trustee filed as an exhibit to the NSR Registration Statement; and (iv) the form of the NSR Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of PRR Newco, NSR and Norfolk Southern and such other documents, certificates, resolutions and corporate or other records as I have deemed necessary or appropriate as a basis for rendering the opinions set forth below.

            In rendering the opinions set forth herein, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than PRR Newco, NSR and Norfolk Southern, as applicable, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have also assumed that (i) the PRR Newco Indenture will be executed and delivered in substantially the form reviewed by me, (ii) the choice of New York law to govern the PRR Newco Indenture is a valid and legal provision, (iii) the PRR Newco Indenture will be duly authorized, executed and delivered by the Trustee and any NSR Notes that may be issued will be duly authenticated in accordance with the PRR Newco Indenture, and (iv) the Trustee's certificates of authentication of the NSR Notes will be manually signed by one of the Trustee's authorized officers and the NSR Notes, in the form issued in the Exchange Offer, will conform to the form thereof attached to the PRR Newco Indenture and examined by me. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of PRR Newco, NSR and Norfolk Southern and their respective officers and other representatives and others.


            My opinions set forth herein are limited to the laws of the Commonwealth of Virginia which, in my experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law or any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated. The opinions set


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forth herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the NSR Registration Statement has become effective under the Securities Act, the PRR Newco Indenture (in the form examined by me) has been duly executed and delivered by each party thereto, the NSR Notes (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the PRR Newco Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Debentures surrendered in exchange therefor in accordance with the terms of the Exchange Offer as described in the NSR Registration Statement, the NSR Notes will constitute legal, valid and binding obligations of PRR Newco and NSR, enforceable against each of them in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            In rendering the opinion set forth above, I have assumed that the execution and delivery by each of NSR and PRR Newco of the PRR Newco Indenture and the NSR Notes and the performance by each of them of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which NSR, PRR Newco or their respective properties is subject, except for those agreements and instruments which have been identified to me by each of NSR and PRR Newco as being material to it and which are listed as exhibits to NSR's Annual Report on Form 10-K.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the NSR Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the NSR Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,



                                        /s/  James A. Squires, Esq.



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